UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CASTLE BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASTLE BIOSCIENCES, INC.

505 S. Friendswood Drive, Suite 401
Friendswood, Texas 77546

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 annual meeting of stockholders (including any adjournments, continuations or postponements thereof, the “Annual Meeting”) of Castle Biosciences, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, June 2, 2022, at 11:00 a.m. (local time) at the San Luis Resort, Spa and Conference Center, 5222 Seawall Boulevard, Galveston, Texas 77551, for the following purposes:
1.To elect the three Class III directors named in the Proxy Statement to hold office until the 2025 annual meeting of stockholders.
2.To ratify the selection of KPMG LLP by the Audit Committee of our board of directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.
3.To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement.
4.To approve, on an advisory basis, the frequency of the advisory approval of the compensation of our named executive officers.
5.To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 7, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
On or about April 21, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including how to vote via the internet, by telephone or by mail.

By Order of the Board of Directors,

Derek J. Maetzold
President and Chief Executive Officer
Friendswood, Texas
April 21, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Thursday, June 2, 2022, at 11:00 a.m. (local time).

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the internet, by telephone, or, if you received a paper proxy card and voting instructions by mail, voting your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting in person at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

CASTLE BIOSCIENCES, INC.

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

CASTLE BIOSCIENCES, INC.
505 S. Friendswood Drive, Suite 401
Friendswood, Texas 77546
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 2, 2022
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the board of directors of Castle Biosciences, Inc., a Delaware corporation (sometimes referred to as the “Company,” “Castle,” “we,” “us” or “our”) is soliciting your proxy to vote at Castle’s 2022 annual meeting of stockholders (including any adjournments, continuations or postponements thereof, the “Annual Meeting”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set of proxy materials may be found in the Notice.
We intend to mail the Notice on or about April 21, 2022, to all stockholders of record as of the close of business on April 7, 2022, the record date for the Annual Meeting, entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 1, 2022.
How do I attend the Annual Meeting?
The meeting will be held on Thursday, June 2, 2022, at 11:00 a.m. (local time) at the San Luis Resort, Spa and Conference Center, 5222 Seawall Boulevard, Galveston, Texas 77551. Directions to the Annual Meeting may be found at www.CastleBiosciences.com. The inclusion of our website address here and elsewhere in this Proxy Statement does not incorporate by reference into this Proxy Statement the information on or accessible through our website. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record as of the close of business on April 7, 2022, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On this record date, there were 25,486,030 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, as of the close of business on April 7, 2022, your shares were registered directly in your name with Castle’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that you may request or that we may elect to deliver at a later time, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Agent
If, as of the close of business on April 7, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
On what matters am I voting?
There are four matters scheduled for a vote:
•Proposal 1: To elect the three Class III directors named herein to hold office until the 2025 annual meeting of stockholders;

•Proposal 2: To ratify the selection of KPMG LLP by the Audit Committee of our board of directors as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
•Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement (commonly known as a “say-on-pay” proposal); and
•Proposal 4: To approve, on an advisory basis, the frequency of the advisory approval of the compensation of our named executive officers (commonly known as a “say-on-frequency” proposal).
What are the voting recommendations of Castle’s board of directors?
Our board of directors recommends that you vote:
•“FOR” the election of the three Class III directors named herein to hold office until the 2025 annual meeting of stockholders (Proposal 1);
•“FOR” the ratification of the selection of KPMG LLP by the Audit Committee of our board of directors as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2);
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 3); and
•“1 YEAR” as the preferred frequency of the advisory approval of the compensation of our named executive officers (Proposal 4).
What if another matter is properly brought before the Annual Meeting?
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “FOR” all the nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify. For each of Proposal 2 and Proposal 3, you may vote “FOR” or “AGAINST” or abstain from voting. For Proposal 4, you may vote in favor of “1 YEAR,” “2 YEARS,” “3 YEARS” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting even if you have already voted by proxy. In such case and if you vote at the Annual Meeting, your previously submitted proxy will be disregarded.
•To vote in person, attend the Annual Meeting and we will give you a ballot when you arrive.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-Digit Control Number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 1, 2022, to be counted.
•To vote through the internet, go to www.proxyvote.com to complete an electronic proxy. You will be asked to provide the company number and 16-Digit Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 1, 2022, to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Castle. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 7, 2022.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the three nominees for Class III director (Proposal 1), “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2), “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3) and “1 YEAR” as the preferred frequency of the advisory approval of our executive compensation (Proposal 4). If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other agent with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.

•You may send a timely written notice that you are revoking your proxy to Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary.
•You may attend the Annual Meeting and vote. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by Thursday, December 22, 2022, to our Corporate Secretary at our principal executive offices at 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on Saturday, March 4, 2023 and no earlier than the close of business on Thursday, February 2, 2023; provided, however, that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after Friday, June 2, 2023, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our board of directors’ nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Exchange Act no later than April 3, 2023.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposals 2, 3 and 4 and will have the same effect as “AGAINST” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable NYSE rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “FOR” votes; “WITHHOLD” votes will have no effect	Not Applicable	No effect
2	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	“FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)
3	Advisory approval of the compensation of our named executive officers	“FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	No effect
4	Advisory approval of “1 YEAR,” “2 YEARS” or “3 YEARS” as the preferred frequency of the say-on-pay vote	Preferred frequency receiving votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	No effect
_____________________
(1)This proposal is considered to be a “routine” matter under the rules of the NYSE. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present in person at the Annual Meeting or represented by proxy. On April 7, 2022, the record date for the Annual Meeting, there were 25,486,030 shares outstanding and entitled to vote. Thus, the holders of 12,743,016 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS

Composition of the Board of Directors
Castle’s board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the board of directors, including newly created directorships, may be filled only by persons elected by a majority of directors then in office. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class until the director’s successor is duly elected and qualified.
The board of directors currently has eight members. There are three directors in the class whose term of office expires in 2022 and have been nominated for reelection at the Annual Meeting: Kimberlee S. Caple, G. Bradley Cole and Derek J. Maetzold. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2025 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR” the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Castle. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve. The following table sets forth information with respect to the three Class III director nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, as of April 21, 2022:

Name	Position with the Company	Age	Director Since
Class III Directors - Nominees for Election at the Annual Meeting
Kimberlee S. Caple	Director	60	2021
G. Bradley Cole	Director	66	2018
Derek J. Maetzold	President, Chief Executive Officer and Director	60	2007
Class I Directors - Continuing in Office until the 2023 Annual Meeting of Stockholders
Ellen Goldberg	Director	48	2021
Miles D. Harrison	Director	57	2020
Tiffany P. Olson	Director	62	2021
Class II Directors - Continuing in Office until the 2024 Annual Meeting of Stockholders
Mara G. Aspinall	Director	59	2015
Daniel M. Bradbury	Chairperson of the Board of Directors	61	2012
Set forth below is biographical information for the Class III director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for service on our board of directors.
Board Diversity
Our board of directors considers diversity, including gender and ethnic diversity, as adding to the overall mix of perspectives of our board of directors as a whole. With the assistance of the Nominating and Corporate Governance Committee, our board of directors regularly reviews trends in board composition, including on director diversity. The following Board Diversity Matrix presents our board of directors’ diversity statistics in accordance with Rule 5606 of the Nasdaq listing rules, as self-disclosed by our directors.

Board Diversity Matrix as of April 21, 2022

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
Class III Directors Nominees for Election for a Three-Year Term Expiring at Castle’s 2025 Annual Meeting of Stockholders
Kimberlee S. Caple has served as a member of board of directors since July 2021. She is currently President, Genetic Analysis Division at Thermo Fisher Scientific Inc. From mid-2020 through January 2022, Ms. Caple was the Vice President and General Manager of the Genetics Sciences Business (“GSB”), a part of the Genetic Sciences Division within Thermo Fisher Scientific. From 2017 through mid-2020, Ms. Caple was the Vice President and General Manager for the Capillary Electrophoresis Business Unit, a part of the GSB. The GSB is made up of three business units which develop, manufacture and commercializes genetic analysis tools and solutions that serve the healthcare, forensic, research and pharmaceutical / biotechnology markets globally. Ms. Caple has a B.S. degree in Biology from Purdue University.
Our Nominating and Corporate Governance Committee and board of directors believe that Ms. Caple’s extensive experience and strategic leadership skills as a life science and clinical diagnostic executive qualify her to serve on our board of directors.
G. Bradley Cole has served as a member of our board of directors since December 2018. From November 2019 until April 2020, Mr. Cole served as General Manager, Precision Oncology, a unit of Exact Sciences Corporation, a molecular diagnostics company, following Exact Science Corporation’s acquisition of Genomic Health, Inc., a global provider of genomic-based diagnostic tests. From June 2004 to November 2019, Mr. Cole served as Chief Financial Officer of Genomic Health, where he also served as Chief Operating Officer from January 2009 until March 2018. Mr. Cole previously held Chief Financial Officer positions at multiple publicly traded companies, including Applied Biosystems, Inc. Mr. Cole holds a B.S. degree in Accounting from Biola University and an MBA from San Jose State University.
Our Nominating and Corporate Governance Committee and board of directors believe that Mr. Cole’s extensive experience in finance and operations as a public company executive qualify him to serve on our board of directors.
Derek J. Maetzold founded Castle Biosciences in September 2007 and has served as our President, Chief Executive Officer and as a member of our board of directors since inception. Previously, Mr. Maetzold held leadership roles at Encysive Pharmaceuticals, Schering-Plough Corporation (now Merck), Integrated Communications, Amylin Pharmaceuticals and Sandoz Pharmaceuticals (now a division of Novartis). Mr. Maetzold currently serves as a director of AltheaDx, Inc., a privately held commercial-stage molecular diagnostics company focused on mental health, PreludeDx™, a privately held molecular diagnostics and precision medicine company focused on early-stage breast cancer, the Ocular Melanoma Foundation, a non-profit organization focused on eye cancer research funding and patient/caregiver support, and IMPACT Melanoma, a non-profit organization dedicated to skin cancer prevention and early detection. He has contributed to the discovery, development and commercialization of five diagnostic and prognostic tests in cancers, has co-authored multiple scientific publications and is a co-inventor of a number of technologies at Castle Biosciences and Encysive Pharmaceuticals. Mr. Maetzold holds a B.S. degree in Biology from George Mason University and completed additional coursework at the University of Calgary Health Sciences Center and the MBA program at the University of California, Riverside.

Our Nominating and Corporate Governance Committee and board of directors believe that Mr. Maetzold’s experience as our founder, director and as our President and Chief Executive Officer, as well as his expertise in the development and commercialization of diagnostic tests, qualify him to serve on our board of directors.

The Board of Directors Recommends a Vote “FOR” Each Named Nominee.

Class I Directors Continuing in Office Until Castle’s 2023 Annual Meeting of Stockholders
Ellen Goldberg has served as a member of our board of directors since July 2021. Ms. Goldberg is the Founder and President of CHORD Consulting, where she works with executives of innovative diagnostics companies to develop and commercialize novel products. She has focused her career on ground-breaking technologies in life-threatening and life-altering diseases. Previously, Ms. Goldberg was Vice President of Marketing at Crescendo Bioscience, where she helped launch Vectra DA®, a multi-biomarker blood test that enables treatment changes to improve outcomes in rheumatoid arthritis. Prior to Crescendo, Ms. Goldberg led marketing at Genomic Health, where she helped launch the Oncotype DX® Breast Cancer Assay and helped develop tests in colon cancer, prostate cancer and ductal carcinoma in situ. Ms. Goldberg began her career as a strategy consultant with Booz Allen & Hamilton and developed new products at ALZA Corporation. She has an M.S in Chemistry and an MBA from Stanford University and a B.S. in Chemistry from Yale University. Ms. Goldberg is also a fellow of the Aspen Institute’s Health Innovators Fellowship Program.
Our Nominating and Corporate Governance Committee and board of directors believe Ms. Goldberg’s expertise in the development and commercialization of precision diagnostic tests and commercial leadership experience in the diagnostics qualify her to serve on our board of directors.
Miles D. Harrison has served as a member of our board of directors since 2020. From 2016 through 2021, Mr. Harrison served as the North American President and General Manager of Galderma Laboratories, L.P., a global dermatology company. During his tenure at Galderma, Galderma launched multiple brands and new indications across the company’s Prescription, Consumer and Aesthetic businesses. Mr. Harrison also served as Galderma’s Vice President and General Manager of the Consumer Business Unit from August 2014 until February 2016, where the first prescription to OTC switch in acne in more than 30 years was secured and successfully launched. Prior to Galderma, Mr. Harrison spent most of his career at Novartis International AG, a global healthcare company based in Switzerland. From June 1987 to February 2014, Mr. Harrison held multiple leadership positions of increasing responsibility at Novartis across the Consumer, Oncology and Pharmaceuticals businesses, most recently as Vice President and Head of Global Advocacy. Mr. Harrison holds a B.A. (Honors) Degree in Geography from Sheffield Hallam University in the United Kingdom and has worked in the United Kingdom, Europe, Middle East and Latin America, in addition to his U.S.-based roles.
Our Nominating and Corporate Governance Committee and board of directors believe Mr. Harrison’s experience in dermatology and his strategic leadership skills as an executive in the pharmaceutical and consumer healthcare industry qualify him to serve on our board of directors.
Tiffany P. Olson has served as a member of our board of directors since May 2021. From 2013 to October 2021, Ms. Olson served as President of Nuclear & Precision Health Solutions at Cardinal Health, Inc., a multinational health care services company. From 2011 to 2013, Ms. Olson served as President of NaviMed, a consulting firm focused exclusively on the healthcare industry. From 2009 to 2011, Ms. Olson served as the Head of Diagnostics at Eli Lilly and Company. From 2005 to 2008, Ms. Olson served as the Chief Executive Officer and President of Roche Diagnostics Corporation, where from 1997 to 2005 she held various roles of increasing responsibility. Ms. Olson currently serves on the boards of Langham Logistics, a privately held freight management company, The Education and Research Foundation for Nuclear Medicine and Molecular Imaging, and Telix Pharmaceuticals, a publicly traded biopharmaceutical company on the Australian Securities Exchange. Ms. Olson holds an MBA from the University of St. Thomas, St. Paul, Minnesota, and a Bachelor of Science, Business degree from the University of Minnesota.
Our Nominating and Corporate Governance Committee and board of directors believe that Ms. Olson’s extensive experience in life science and her strategic leadership skills as an executive in the pharmaceutical and consumer healthcare industry qualify her to serve on our board of directors.
Class II Directors Continuing in Office Until Castle’s 2024 Annual Meeting of Stockholders
Mara G. Aspinall has served as a member of our board of directors since February 2015. Ms. Aspinall has served as Managing Director of BlueStone Venture Partners, a life science-focused venture capital firm, since December 2017. Since June 2014, Ms. Aspinall has served as the President and Chief Executive Officer of Health Catalysts Group, a consulting firm that focuses on growth of early-stage life science and technology companies. From September 2011 until June 2014, Ms. Aspinall served as the President and Chief Executive Officer of the Ventana Medical Systems and the Global Head of Roche Tissue Diagnostics, a global leader in the development and commercialization of tissue-based cancer diagnostics. Prior to 2011, Ms. Aspinall served as President of Genzyme Pharmaceuticals and Genzyme Genetics. Ms. Aspinall currently serves as a director of Allscripts Healthcare Solutions, Inc., a publicly traded healthcare IT solutions company; OraSure Technologies, Inc., a publicly traded medical device manufacturer; Abcam plc, a publicly traded life sciences technology company based in the United Kingdom; Da32 Life Science Tech Acquisition Corp., a public special purpose acquisition corporation focused on funding life science technologies; along with other privately held healthcare technology and medical insurance companies. Ms. Aspinall holds a B.A. degree in International Relations from Tufts University and an MBA from Harvard Business School. Ms. Aspinall is also certified in Cybersecurity Oversight from Carnegie Mellon University.
Our Nominating and Corporate Governance Committee and board of directors believe that Ms. Aspinall’s operational expertise, international experience and digital health knowledge qualify her to serve on our board of directors.
Daniel M. Bradbury has served as a member our board of directors since September 2012, and as chairperson of our board of directors since September 2014. Since January 2020, Mr. Bradbury has served as Executive Chairman of Equillium, Inc., a publicly traded biotechnology company, that he co-founded and also served as its Chief Executive Officer from June 2018 until December 2019 and President from March 2017 until June 2018. Mr. Bradbury is the founder of, and has served as the managing member of, BioBrit, LLC, a life sciences consulting and investment firm, since September 2012. Mr. Bradbury served as President, Chief Executive Officer and a director of Amylin Pharmaceuticals, Inc. from March 2007 until Amylin’s acquisition by Bristol-Myers Squibb Company in August 2012. Prior to Amylin, Mr. Bradbury worked in marketing and sales for ten years at SmithKline Beecham Pharmaceuticals. Mr. Bradbury serves on the board of directors of numerous privately held companies and two publicly traded companies, Equillium, Inc. and Intercept Pharmaceuticals, Inc., each a biopharmaceutical company. He previously served on the board of directors of the following publicly traded companies: Corcept Therapeutics, Inc., a pharmaceutical company, from 2012 to 2019; Geron Corporation, a biotechnology company, from 2012 to 2019; and Illumina, Inc., a biotechnology company, from 2004 to 2017. Mr. Bradbury holds a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.
Our Nominating and Corporate Governance Committee and board of directors believe that Mr. Bradbury’s extensive experience as a life sciences executive and his other executive and boards of directors experience qualify him to serve on our board of directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
Our common stock is listed on the Nasdaq Global Market (“Nasdaq”). Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq listing rules, a director will only qualify as an “independent director” if the listed company’s board of directors makes an affirmative determination that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our board of directors determined that Ms. Aspinall, Mr. Bradbury, Ms. Caple, Mr. Cole, Ms. Goldberg, Mr. Harrison and Ms. Olson, representing seven of our eight directors, are each “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Transactions with Related Persons and Indemnifications—Certain Related Person Transactions.”
Leadership Structure
Our board of directors is currently chaired by Mr. Bradbury who has authority, among other things, to call and preside over meetings of the board of directors, to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the Chairperson has substantial ability to shape the work of the board of directors. We believe that separation of the positions of Chairperson and Chief Executive Officer reinforces the independence of the board of directors in its oversight of our business and affairs. In addition, we have a separate chair for each committee of our board of directors. The chairperson of each committee is expected to report annually to our board of directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.
Role of the Board of Directors in Risk Oversight
The Audit Committee is primarily responsible for overseeing our risk management processes on behalf of our board of directors. The Audit Committee receives reports from management periodically regarding our assessment of risks. In addition, the Audit Committee reports regularly to our board of directors, which also considers our risk profile. The Audit Committee and our board of directors focus on the most significant risks we face and our general risk management strategies. While our board of directors oversees our risk management, management is responsible for day-to-day risk management processes. Our board of directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and our board of directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board of directors’ leadership structure, which also emphasizes the independence of our board of directors in its oversight of its business and affairs, supports this approach.
Meetings of the Board of Directors
The board of directors met 17 times and acted by unanimous written consent four times during 2021. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which they served, held during the portion of the last fiscal year for which they were a director or committee member.
It is the Company’s policy to encourage directors and nominees for director to attend our annual meeting of stockholders. All of our directors serving at the time attended the annual meeting of stockholders in 2021, with the exception of Ms. Olson.

Information Regarding Committees of the Board of Directors
Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current committee membership and meeting information for the fiscal year ended December 31, 2021:

	Audit	Compensation	Nominating and Corporate Governance
Mara G. Aspinall	M		C
Daniel M. Bradbury
Kimberlee S. Caple	M		M
G. Bradley Cole	C	M
Ellen Goldberg		M	M
Miles D. Harrison		C	M
Derek J. Maetzold
Tiffany P. Olson	M	M
Total meetings in 2021	6	8	4
_______________________________________________________
C = Committee Chairperson
M = Committee Member

Effective May 8, 2021, the board of directors appointed Ms. Olson to the Audit Committee. Effective August 5, 2021, the board of directors appointed Ms. Caple to the Audit Committee and the Nominating and Corporate Governance Committee; Ms. Goldberg to the Compensation Committee and the Nominating and Corporate Governance Committee; Mr. Harrison as the Chairperson of the Compensation Committee; appointed Ms. Olson to the Compensation Committee. Prior to his resignation from the board of directors on May 8, 2021, Joseph C. Cook III served as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Prior to his resignation from the board of directors on August 5, 2021, David Kabakoff, Ph.D. served as the Chairperson of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The board of directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Below is a description of each committee of the board of directors.
Audit Committee
Our Audit Committee consists of G. Bradley Cole, Mara G. Aspinall, Kimberlee S. Caple and Tiffany P. Olson. Our board of directors has determined that each of the members of our Audit Committee satisfies the Nasdaq and SEC independence requirements. The board of directors reviews the Nasdaq listing rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules). Mr. Cole serves as the Chairperson of our Audit Committee. The Audit Committee met six times during the last fiscal year. The board of directors has adopted a written Audit Committee Charter that is available to stockholders on the Company’s website at www.CastleBiosciences.com on the “Investors” page under “Corporate Governance.” The functions of this committee include, among other things:
•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy;
•reviewing and monitoring compliance with legal and regulatory responsibilities, including any material reports or inquiries from regulatory or governmental agencies and our code of business conduct and ethics;
•reviewing our major risk exposures, including our major financial risk exposures, and reviewing the implementation of guidelines and policies to identify, monitor and control exposures to strategic, financial, operational, regulatory, cyber security and other risks inherent in our business;
•reviewing on a periodic basis our investment policy;
•reviewing and providing oversight of our environmental, social and governance (“ESG”) program; and
•reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee Charter.
Our board of directors has determined that Mr. Cole qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Rule 5605(c)(2) of the Nasdaq listing rules. In making this determination, our board of directors has considered prior experience, business acumen and independence. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

G. Bradley Cole (Chairperson)
Mara G. Aspinall
Kimberlee S. Caple
Tiffany P. Olson

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our Compensation Committee consists of Miles D. Harrison, G. Bradley Cole, Ellen Goldberg and Tiffany P. Olson. Mr. Harrison serves as the chairperson of our Compensation Committee. Our board of directors has determined that each of the members of our

Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the Nasdaq independence requirements. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met eight times during the last fiscal year. The board of directors has adopted a written Compensation Committee Charter that is available to stockholders on the Company’s website at www.CastleBiosciences.com on the “Investors” page under “Corporate Governance.” The functions of this committee include, among other things:
•reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;
•reviewing and approving or, in the case of our chief executive officer's compensation, making recommendations to the full board of directors regarding the compensation and other terms of employment of our executive officers;
•reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive plans;
•establishing policies with respect to equity compensation arrangements;
•reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is required to be included in any such report or proxy statement;
•preparing the report that the SEC requires in our annual proxy statement; and
•reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee Charter.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency, if necessary. The agenda for each meeting is usually developed by the chairperson of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the compensation committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Rule 5605(d)(3)(D) of the Nasdaq listing rules, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the fiscal year ended December 31, 2021, after taking into account the considerations prescribed by the SEC and Nasdaq described above, the Company engaged Radford, an Aon Hewitt Company, as its compensation consultant. Radford was retained to provide an assessment of the Company’s executive compensation programs in comparison to executive compensation programs at selected publicly traded peer companies. As part of its engagement, Radford was requested by the Compensation Committee to develop the peer group of comparative companies and to perform analyses of compensation levels for that group. Radford developed peer group and related recommendations that were presented to the Compensation Committee for its consideration.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee has delegated authority to the Chief Executive Officer and Chief Financial Officer, acting jointly (together, the “Authorized Officers”), to grant, without any further action required by the Compensation Committee, equity awards to employees who are below the level of vice president of the Company, within specified ranges, which vary by position classification, as set forth by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. Typically, as part of its oversight function, the Compensation Committee will review the list of grants made by the Authorized Officers at each regularly scheduled in-person meeting.
The Compensation Committee holds one or more meetings at the end of the year and/or during the first quarter of the year to discuss and make recommendations to the board of directors for annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Mara G. Aspinall, Kimberlee S. Caple, Ellen Goldberg and Miles D. Harrison. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). Ms. Aspinall serves as the chairperson of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met four times during the last fiscal year. The board of directors has adopted a written Nominating and Corporate Governance Committee Charter that is available on the Company’s website at www.CastleBiosciences.com on the “Investors” page under “Corporate Governance.” The functions of this committee include, among other things:

•identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;
•determining the minimum qualifications for service on our board of directors;
•evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;
•evaluating, nominating and recommending individuals for membership on our board of directors;
•evaluating nominations by stockholders of candidates for election to our board of directors;
•considering and assessing the independence of members of our board of directors;
•reviewing succession planning for our management team;
•developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our board of directors any changes to such policies and principles;

•considering questions of possible conflicts of interest of directors as such questions arise; and
•reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee Charter.
Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the board of directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name and address of the stockholder on whose behalf the submission is made, the number of shares owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and any additional information required by our amended and restated bylaws. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
The board of directors has adopted a formal communication process by which stockholders may communicate with the board of directors or any individual director. Stockholders who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, in care of the Company at Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary. Each communication must set forth (i) the name and address of the stockholder on whose behalf the communication is sent and (ii) the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Corporate Secretary to determine whether it is appropriate for presentation to the board of directors or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by the Company’s Corporate Secretary to be appropriate for presentation to the board of directors or such director will be submitted to the board of directors or such director on a periodic basis.
Environmental, Social and Governance Program (“ESG”)
We believe that building a strong ESG program that is relevant to our core business and our stakeholders is essential for success and were pleased to release our inaugural ESG report in November 2021. The release of this report marked an important milestone in our journey as a company and reinforced our commitment to serving our stakeholders in an ethical and responsible manner and importantly, to our vision of transforming disease management by keeping people first: patients, clinicians, employees and investors. Our ESG report details our related policies and metrics, aligned with the Sustainability Accounting Standards Board index, with key highlights as follows:
Governance
In April 2021, our board of directors amended our Audit Committee Charter to add review and oversight of our ESG program to its responsibilities. The Audit Committee will periodically provide reports to the board of directors on ESG matters. Additionally, we established an internal management committee comprised of a cross-functional set of representatives, including leaders from marketing, finance, human resources and operations, to develop strategy and execute on these matters. On a periodic basis, this management committee will report to the Audit Committee.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics (our “Ethics Code”) outlines our commitment to maintaining the highest standards of ethics and responsible business practices and applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. The Ethics Code is available on the Company’s website at www.CastleBiosciences.com on the “Investors” page under “Corporate Governance.” If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or in a Form 8-K filed with the SEC.
Human Capital
Our vision is to transform disease management by keeping people first: patients, clinicians, employees and investors. We understand the importance of maintaining a strong corporate culture with our employees at the center, based on the cornerstones we laid in 2008 at our inception: trust, excellence, collaboration, integrity, innovation and excitement. We strive to find members of our team who embody the values of our company.
We believe that we provide competitive benefits and compensation packages and offer the following, among others, to our full-time employees: a defined contribution 401(k) plan with employer-matching contributions and no vesting requirement; an annual and/or quarterly bonus opportunity; an equity incentive plan and an employee stock purchase plan; and medical, dental and vision plans.
We were named as a 2021 Houston Chronicle Top Workplace and as a 2022 Top Workplace in the USA by Energage.
Diversity, Equity and Inclusion (“DEI”)
We recognize the importance of DEI in recruiting, developing and retaining the best available talent and are committed to further understanding and building upon our existing DEI strengths. As of December 31, 2021, our overall workforce was 64.6% female and 35.4% male, with women holding 35.7% of our leadership positions. Additionally, half of our board of directors is female, which reinforces our commitment to diversity of opinion and perspectives at the board level.
Social Responsibility
We are committed to improving health through innovative tests that help guide patient care, which includes our efforts to make our tests more accessible and more affordable and engage with organizations who share our goals.
We believe that quality care should not be dependent on a patient’s financial situation. We work with a variety of insurance providers to obtain payment for our tests, including Medicare, Medicaid, commercial insurers and the United States Department of Veterans Affairs. We also offer financial support through our Patient Assistance Program.
Patient advocacy is at the center of our community engagement strategy, and we are proud to work alongside some of the leading skin and ocular cancer organizations to sponsor events, key fundraisers and prevention and educational programs targeted at the patient groups who may benefit from our tests. These organizations include, but are not limited to, the Melanoma Research Foundation, Colorado Melanoma Foundation, AIM at Melanoma, IMPACT Melanoma, American Academy of Dermatology (“AAD”), A Cure In Sight and Outrun the Sun. We are also a proud member of the AAD Corporate Partner Circle, which is the AAD’s highest level of corporate recognition.
More information about our ESG efforts can be found on our website at https://castlebiosciences.com/environmental-social-and-governance. Our website and the information contained in these reports are not incorporated by reference into this Proxy Statement or any of our other filings with the SEC.
Prohibited Transactions
Pursuant to our Insider Trading Policy, our employees, officers and directors are prohibited from engaging in inherently speculative transactions with respect to our securities, including (i) short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions, (ii) hedging or monetization transactions, including through the use of variable forwards, equity swaps, collars and exchange funds, and (iii) holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company’s financial statements since 2018. A representative of KPMG is expected to be present at the Annual Meeting. Such representative will be provided an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions presented at the meeting.
Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its direction may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company by KPMG for the fiscal years ended December 31, 2021, and 2020:

	Years Ended December 31,
	2021	2020
Audit Fees(1)	$1,887,660	$1,285,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,780	1,780
Total	$1,889,440	$1,286,780
_______________________________________________________
(1)Audit Fees are for the annual audit and quarterly reviews of the Company’s financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuances of consents and similar matters. The fees for 2020 include $225,000 billed in connection with the June 2020 and December 2020 public offerings of our common stock.
(2)Consists of a subscription to an online accounting research tool.

All fees described above were pre-approved by the Audit Committee and the Audit Committee concluded that the provision of such services by KPMG did not impact KPMG’s independence in the conduct of its auditing functions.
Under its charter, the Audit Committee has the responsibility for ensuring the rotation of audit partners as required by law as well as periodically evaluating whether to adopt a policy and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedure for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, KPMG. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of KPMG.

PROPOSAL 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Background
In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (commonly known as a “say-on-pay” proposal). This say-on-pay vote is not intended to address any specific item of compensation or the compensation of any specific named executive officer, and instead provides our stockholders the opportunity to express their views on the overall compensation of our named executive officers and Castle’s philosophy, policies and practices described in this Proxy Statement. Please read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation program. Accordingly, our board of directors is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding, advisory vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”
Executive Compensation
We believe that our compensation policies and procedures are generally aligned with the long-term interests of our stockholders. Because the vote is advisory, it is not binding on us or our board of directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and our Compensation Committee intend to consider the results of this vote in making future determinations regarding executive compensation arrangements.

The Board of Directors Recommends a Vote “FOR” Approval of the Compensation of Our Named Executive Officers as Disclosed in This Proxy Statement.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY STOCKHOLDER APPROVAL OF
EXECUTIVE COMPENSATION
Background
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding, advisory vote on the compensation of our named executive officers as disclosed in the Company’s proxy statement. Accordingly, our board of directors is asking our stockholders to cast a non-binding, advisory vote with respect to their preferred frequency of say-on-pay proposals thereafter (commonly known as a “say-on-frequency” proposal) and indicate whether they would prefer a say-on-pay vote to occur every year, every two years or every three years. Stockholders may also abstain from casting a vote.
Frequency of Say-on-Pay Proposals
Our board of directors believes that giving our stockholders the right to cast an annual non-binding, advisory vote to indicate their approval of the compensation of our named executive officers is the most appropriate frequency for us at this time because it allows our stockholders to provide us with more immediate feedback on the compensation of our named executive officers.
Stockholders are not voting to approve or disapprove the recommendation of our board of directors. Although our board of directors recommends that a say-on-pay vote be solicited every year, our stockholders will be able to specify one of four choices on this year’s say-on-frequency proposal as follows: (i) “1 YEAR,” (ii) “2 YEARS,” (iii) “3 YEARS” or (iv) “ABSTAIN.” The outcome of this say-on-frequency vote is not binding on us or our board of directors. Nevertheless, our board of directors values the opinion of Castle’s stockholders and will take into account the outcome of this non-binding, advisory vote when considering how frequently to solicit say-on-pay votes in future years.

The Board of Directors Recommends a Vote for “1 YEAR” as the Preferred Frequency of the Solicitation of Advisory Stockholder Approval of Executive Compensation.

EXECUTIVE OFFICERS
Our executive officers hold office at the pleasure of the board of directors and until their successors have been duly elected and qualified, unless removed sooner. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors. There are no family relationships among any of our directors or executive officers. The following table sets forth information concerning our executive officers as of April 21, 2022:

Name	Age	Position(s)
Derek J. Maetzold	60	President, Chief Executive Officer and Director
Frank Stokes	52	Chief Financial Officer
Tobin W. Juvenal	62	Chief Commercial Officer
Kristen M. Oelschlager, R.N.	54	Chief Operating Officer

Derek J. Maetzold founded Castle Biosciences in September 2007 and has served as our President and Chief Executive Officer and as a member of our board of directors since inception. Additional information regarding Mr. Maetzold’s experience and education is set forth above in the section titled “Proposal 1: Election of Directors—Class III Directors Nominees for Election for a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders.”
Frank Stokes has served as our Chief Financial Officer since December 2017. From January 2017 to December 2017, Mr. Stokes served as Chief Financial Officer of Hammock Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of women’s health and urology products. From May 2011 to December 2016, Mr. Stokes served as a Managing Director of Leerink Swann (now SVB Leerink). Mr. Stokes also held positions as a Managing Director at Robert W. Baird & Co. Incorporated and Wachovia Securities, LLC. While at SVB Leerink and Robert W. Baird & Co., Mr. Stokes led life sciences, tools and diagnostics sector investment banking efforts, and managed financings and mergers and acquisitions transactions. Mr. Stokes holds a B.S. degree in Business Administration and J.D. and MBA degrees from the University of North Carolina at Chapel Hill.
Tobin W. Juvenal has served as our Chief Commercial Officer since August 2020. Previously, he served as our Senior Vice President of Sales from October 2008 to August 2020. From December 2005 to June 2007, Mr. Juvenal served as Vice President of Sales of Encysive Pharmaceuticals Inc. Mr. Juvenal has also held management positions at deCODE Genetics, Genzyme Pharmaceuticals and Genetics Institute. Mr. Juvenal holds a B.S. degree in Marketing from the University of Florida.
Kristen M. Oelschlager, R.N. has served as our Chief Operating Officer since April 2021. Previously, she served as our Chief Operations Officer from August 2020 to April 2021, our Senior Vice President of Clinical Operations from January 2018 to August 2020, our Vice President of Clinical Operations from 2013 to 2018 and our Executive Director of Operations from October 2008 to 2013. From May 1996 to September 2008, Ms. Oelschlager served as Director of Clinical Research of Arizona Pulmonary Specialists, where she managed a multi-specialty clinical research department. Ms. Oelschlager has co-authored multiple scientific publications and is a co-inventor of a number of our technologies. Ms. Oelschlager completed her core nursing requirements at Purdue University and holds an A.S. degree in Nursing from Indiana Vocational Technical College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2022 by (i) each of our directors; (ii) each of our named executive officers; (iii) all of our current executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock. Applicable percentages are based on 25,485,420 shares outstanding on March 31, 2022, adjusted as required by rules promulgated by the SEC. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546.
Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock or obtained from Form 4 and Schedules 13G and 13D filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 30, 2022, which is 60 days after March 31, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Wasatch Advisors, Inc.(1)	3,116,488	12.2%
BlackRock, Inc.(2)	1,801,387	7.1%
Directors and Named Executive Officers
Mara G. Aspinall(3)	59,919	*
Daniel M. Bradbury(4)	408,304	1.6%
Kimberlee S. Caple	—	*
G. Bradley Cole(5)	48,576	*
Ellen Goldberg	—	*
Miles D. Harrison(6)	18,222	*
Tiffany P. Olson	—	*
Derek J. Maetzold(7)	1,029,218	4.0%
Frank Stokes(8)	92,956	*
Kristen M. Oelschlager(9)	167,661	*
Tobin W. Juvenal(10)	76,580	*
All current executive officers and directors as a group (11 persons)(11)	1,901,436	7.3%
_______________________________________________________
*Represents beneficial ownership of less than 1%.
(1)Based on information reported in a Schedule 13G as of December 31, 2021, filed with the SEC on February 10, 2022, and consists of 3,116,488 shares of common stock held by Wasatch Advisors, Inc. (“Wasatch”). Wasatch has sole voting and dispositive power over the shares of common stock. The address of Wasatch is 505 Wakara Way, Salt Lake City, UT 84108.
(2)Based on information reported in a Schedule 13G as of December 31, 2021, filed with the SEC on February 4, 2022, and consists of 1,801,387 shares of common stock held by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting and dispositive power over the shares of common stock. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(3)Consists of (i) 30,848 shares of common stock and (ii) 29,071 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2022.
(4)Consists of (i) 185,252 shares of common stock held by BioBrit, LLC (“BioBrit”), (ii) 97,537 held by Daniel Bradbury Irrevocable Descendant’s Trust, (iii) 97,562 shares held by Annette Bradbury Irrevocable Descendant’s Trust and (iv) 27,953 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2022. Mr. Bradbury is the managing member of BioBrit and has voting and investment power of the shares held by BioBrit. The address of BioBrit is 2223 Avenida de la Playa, Suite 108, La Jolla, CA 92037. Mr. Bradbury and his spouse are trustees of Daniel Bradbury Irrevocable Descendant’s Trust, and their children are beneficiaries. Mr. Bradbury and his spouse are trustees of Daniel Bradbury Irrevocable Descendant’s Trust and Annette Bradbury Irrevocable Descendant’s Trust, and their children are beneficiaries.

(5)Consists of 48,576 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2022.
(6)Consists of 18,222 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2022.
(7)Consists of (i) 720,938 shares of common stock held by Derek J. Maetzold, (ii) 55,603 shares of common stock held by DJM Grantor Retained Annuity Trust No. 2, (iii) 75,000 shares of common stock held by DJM Grantor Retained Annuity Trust No. 2, (iv) 137,965 shares of common stock held by the Derek Maetzold 2020 Irrevocable Trust, (v) 150,567 shares of common stock held by The Maetzold Descendants 2020 Trust and (vi) 30,545 shares of common stock held by The Maetzold 2018 Remainder Trust FBO Hannah Elizabeth Maetzold, (vii) 30,545 shares of common stock held by The Maetzold 2018 Remainder Trust FBO Peter Douglas Maetzold, (viii) 30,545 shares of common stock held by The Maetzold 2018 Remainder Trust FBO Emily Carol Kirk, (ix) 30,545 shares of common stock held by The Maetzold 2018 Remainder Trust FBO John Derek Maetzold and (x) 308,280 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2022. Mr. Maetzold is a trustee and beneficiary of the DJM Grantor Retained Annuity Trust No. 2 and DJM Grantor Retained Annuity Trust No. 3. Mr. Maetzold’s spouse is trustee of The Maetzold Descendants 2020 Trust and his spouse, and their children are beneficiaries. Mr. Maetzold is trustee of the Derek Maetzold 2020 Irrevocable Trust, The Maetzold 2018 Remainder Trust FBO Hannah Elizabeth Maetzold, The Maetzold 2018 Remainder Trust FBO Peter Douglas Maetzold, The Maetzold 2018 Remainder Trust FBO Emily Carol Kirk and The Maetzold 2018 Remainder Trust FBO John Derek Maetzold and his children are beneficiaries.
(8)Consists of (i) 7,661 shares of common stock and (ii) 85,295 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2022.
(9)Consists of (i) 99,181 shares of common stock and (ii) 68,480 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2022.
(10)Consists of (i) 5,349 shares of common stock and (ii) 71,231 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2022.
(11)Consists of the shares described in footnotes (3) through (10).

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our common stock.
Based on a review of Form 3 and Form 4 filings with the SEC and representations received from our current directors and executive officers that no Form 5 filings are required, we believe that all Section 16(a) requirements were met with respect to the fiscal year ended December 31, 2021, except as follows: one Form 4 for Derek J. Maetzold covering three transactions and one Form 4 for Daniel M. Bradbury covering four transactions were each filed late on August 6, 2021.
EXECUTIVE COMPENSATION
Named Executive Officers
Our named executive officers for the fiscal year ended December 31, 2021, which consist of our principal executive officer and the two other most highly compensated executive officers are:
•Derek J. Maetzold, our President and Chief Executive Officer;
•Frank Stokes, our Chief Financial Officer;
•Tobin W. Juvenal, our Chief Commercial Officer; and
•Kristen Oelschlager, our Chief Operating Officer.
For the fiscal year ended December 31, 2021, Mr. Juvenal and Ms. Oelschlager each earned the same amount of total compensation and therefore we have determined that both are named executive officers.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	Stock awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All other compensation ($)(4)	Total ($)
Derek J. Maetzold	2021	625,000	—	2,656,954	2,500,003	722,500	17,400	6,521,857
President and Chief Executive Officer	2020	550,000	—	3,056,657	1,268,982	457,600	11,400	5,344,639
Frank Stokes	2021	450,000	4,500	1,062,350	999,993	289,800	58,708	2,865,351
Chief Financial Officer	2020	400,000	4,000	1,087,530	473,280	208,000	44,257	2,217,067
Tobin W. Juvenal	2021	425,000	8,500	1,062,350	999,993	273,700	17,400	2,786,943
Chief Commercial Officer
Kristen Oelschlager, R.N.	2021	425,000	8,500	1,062,350	999,993	273,700	17,400	2,786,943
Chief Operating Officer
_______________________________________________________
(1)Represents the discretionary portion, if any, of the performance-based cash bonuses earned during the year and paid subsequent to year end, as further described below under “—Performance Bonus Compensation.”
(2)These columns set forth the aggregate grant date fair value of option awards and stock awards, without regard to forfeitures, granted during the year measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The valuation assumptions we used in calculating the fair value of options are set forth in Note 14 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Note that the amounts reported in this column reflect the accounting value of these awards and do not correspond to the actual economic value that ultimately may be realized by our named executive officers.
(3)Amounts reported represent performance-based cash bonuses earned during the year and paid subsequent to year end, as further described below under “—Performance Bonus Compensation,” excluding the discretionary portion included in the Bonus column of the table above.
(4)The amount reported for Mr. Maetzold for 2021 reflects $17,400 in 401(k) matching contributions. The amount reported for Mr. Stokes for 2021 reflects $48,541 paid by the Company to reimburse Mr. Stokes for the cost of vehicle lease payments, lodging, commercial air travel and parking attributable to commuting from his home in Charlotte, North Carolina to our offices in Friendswood, Texas and $10,167 in 401(k) matching contributions. Mr. Stokes did not participate in the 401(k) plan during 2020. The amounts reported for Mr. Juvenal and Ms. Oelschlager for 2021 reflects $17,400 in 401(k) matching contributions.
Narrative Disclosure to Summary Compensation Table
In reviewing this section, please note that we are a smaller reporting company and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of Regulation S-K. The disclosure in this section is intended to supplement the SEC-required disclosure and it is not a Compensation Discussion and Analysis.
Annual Base Salary
The compensation of our named executive officers is generally determined and approved by our board of directors, based on the recommendation of the Compensation Committee of our board of directors. The 2021 annual base salaries for our named executive officers were $625,000, $450,000, $425,000 and $425,000 for Mr. Maetzold, Mr. Stokes, Mr. Juvenal and Ms. Oelschlager, respectively.
Performance Bonus Compensation
In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to achieve defined annual performance goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our board of directors establishes each year and the individual’s contributions to such achievements. At the end of the year, our Compensation Committee reviews each executive’s performance and determines the actual bonus payout to be awarded to each of our named executive officers.
For 2021, the target bonus for Mr. Maetzold was 85% of base salary and 50% for each of Mr. Stokes, Mr. Juvenal and Ms. Oelschlager. Our corporate performance objectives for 2021, as established by our Compensation Committee, included achievement of revenue, reimbursement and pipeline program goals. In January 2022, our board of directors approved a 136% overall achievement level of our corporate goals and awarded bonuses to our named executive officers based on Castle’s achievements. For Mr. Maetzold, the 2021 bonus was weighted 100% to the corporate performance objectives. For each of Mr. Stokes, Mr. Juvenal and Ms. Oelschlager, the 2021 bonus was weighted 80% to corporate performance objectives and 20% to individual performance. The individual performance component for each of Mr. Stokes, Mr. Juvenal and Ms. Oelschlager was approved at 110%, 120% and 120%, respectively, including a 10% discretionary component for Mr. Stokes and a 20% discretionary component for each of Mr. Juvenal and Ms. Oelschlager, as approved by the Compensation Committee.
Equity-Based Incentive Awards
Since our initial public offering (“IPO”) in July 2019, we have granted and will grant equity-based awards pursuant to the 2019 Equity Incentive Plan (the “2019 Plan”), which our board of directors adopted and our stockholders approved in July 2019. Prior to the IPO, we granted equity-based awards pursuant to the 2018 Equity Incentive Plan (the “2018 Plan”) and the 2008 Stock Plan (the “2008 Plan”). The 2018 Plan was adopted by our board of directors in August 2018 and our stockholders approved the 2018 Plan in October 2018. Our board of directors adopted and our stockholders approved the 2008 Plan in September 2008.
We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interest of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. Our Compensation Committee is responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award. Generally, our stock option awards and restricted stock unit (“RSU”) awards vest over a four-year period subject to the holder’s continuous service with us.
In December 2021, under the 2019 Plan, our Compensation Committee granted Mr. Maetzold, Mr. Stokes, Mr. Juvenal and Ms. Oelschlager options to purchase 106,376 shares, 42,550 shares, 42,550 shares and 42,550, respectively, of common stock, each with an exercise price per share of $40.52. Each of the options included in these grants vests as follows: 25% of the shares subject to the option vests on the first anniversary of the vesting commencement date, and the balance of the shares vest in 36 equal monthly installments thereafter, subject to the executive’s continuous service with us. Additionally, in December 2021, under our 2019 Plan, our Compensation Committee granted Mr. Maetzold, Mr. Stokes, Mr. Juvenal and Ms. Oelschlager 61,698, 24,679, 24,679 and 24,679 RSUs, respectively. Each RSU represents the right be issued on a future date one share of common stock for each RSU that vests on the applicable vesting date(s). The RSUs vest in four equal annual installments, with the first installment vesting on the first anniversary of the vesting commencement date.
For additional information, please see below under “—Outstanding Equity Awards at Fiscal Year End.”
Agreements with Our Named Executive Officers
Below are descriptions of our employment agreements with our named executive officers. Each of our executive officers’ employment is at will and may be terminated by us at any time. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “—Potential Payments and Benefits upon Termination or Change in Control.”
Mr. Maetzold. We entered into an amended and restated employment agreement with Mr. Maetzold in September 2012, which was amended in February 2017 and in June 2019 and which governs the current terms of his employment with us. Under the terms of the employment agreement, as amended, Mr. Maetzold is entitled to an annual base salary of $445,000 (most recently increased to $660,000 for 2022). In addition, Mr. Maetzold is eligible to receive an annual performance cash bonus with a target of 60% (most recently increased to 85% beginning in 2021) of his base salary based on corporate performance and his individual performance, as determined by our board of directors. Pursuant to his employment agreement, as amended, Mr. Maetzold is entitled to receive periodic grants of stock options, as determined by our board of directors.
Mr. Stokes. We entered into an employment agreement with Mr. Stokes in November 2017, which governs the current terms of his employment with us. Under the terms of the employment agreement, Mr. Stokes was entitled to an initial base salary of $275,000 (most recently increased to $470,000 for 2022). In addition, he is eligible to receive an annual performance cash bonus with a target payout of 35% (increased to 50% beginning in 2020) of his base salary based on corporate performance, as determined by our board of directors, and Mr. Stokes’s individual performance as determined by our Chief Executive Officer and as approved by our board of directors. Pursuant to his employment agreement, in May 2018, we granted to Mr. Stokes an option to purchase 133,137 shares of common stock, as further described below under “—Outstanding Equity Awards at Fiscal Year-End.”

Mr. Juvenal. We entered into an employment agreement with Mr. Juvenal in October 2008, which was amended on April 21, 2009, and which governs the current terms of his employment with us. Under the terms of the employment agreement, Mr. Juvenal was entitled to an initial base salary of $225,000 (most recently increased to $455,000 for 2022). In addition, he is eligible to receive an annual performance cash bonus with a target payout of 50% of his base salary based on corporate performance, as determined by our board of directors, and Mr. Juvenal’s individual performance as determined by our Chief Executive Officer and as approved by our board of directors.
Ms. Oelschlager. We entered into an employment agreement with Ms. Oelschlager in September 2008, which was amended on April 11, 2016, and which governs the current terms of her employment with us. Under the terms of the employment agreement, Ms. Oelschlager was entitled to a sign-on bonus of $6,500 and an initial base salary of $125,000 (most recently increased to $455,000 for 2022). In addition, she is eligible to receive an annual performance cash bonus with a target payout of 50% of her base salary based on corporate performance, as determined by our board of directors, and Ms. Oelschlager’s individual performance as determined by our Chief Executive Officer and as approved by our board of directors.
Potential Payments and Benefits upon Termination or Change in Control
Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation, as applicable. In addition, each of our named executive officers is eligible to receive certain benefits in connection with certain terminations pursuant to his employment agreement with us, as described below. For the definitions of “cause,” “good reason,” “disability,” and “change of control” referenced below, please refer to the individual employment agreements with each of our named executive officers, copies of which are filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Mr. Maetzold. Upon Mr. Maetzold’s resignation without good reason, Mr. Maetzold will be entitled to receive 12 months of continued base salary, to be paid in accordance with our normal payroll procedures and less any applicable withholdings. In the event Mr. Maetzold’s service is terminated without cause (excluding death or disability) or he resigns with good reason at any time prior to our undergoing a change of control, Mr. Maetzold will be eligible to receive (i) aggregate severance pay equal to 150% of his base salary, 50% of which is payable in a lump sum after the date of termination, less any applicable withholdings, and the remaining 100% of which is payable in equal regular installments over 12 months in accordance with our normal payroll procedures and less any applicable withholdings, (ii) 18 months’ acceleration on the vesting of any unvested portion of outstanding options, (iii) continuation of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) at our expense for up to 18 months, and (iv) a cash bonus equal to 150% of the greater of the most recent annual performance bonus target or actual bonus earned, to be paid in equal regular installments over 12 months in accordance with our normal payroll procedures and less any applicable withholdings. In the event Mr. Maetzold’s service is terminated without cause (excluding death or disability) or he resigns with good reason at any time following a change of control, Mr. Maetzold will be eligible to receive (i) aggregate severance pay equal to 300% of his base salary, 200% of which is payable in a lump sum after the date of termination, less any applicable withholdings, and the remaining 100% of which is payable in equal regular installments over 12 months in accordance with our normal payroll procedures and less any applicable withholdings, (ii) immediate vesting of any unvested portion of options outstanding as of the date of termination, (iii) COBRA continuation at our expense for up to three years, and (iv) a cash bonus equal to 300% of the greater of the most recent annual performance bonus target or actual bonus earned, to be paid in a lump sum after the date of termination. In the event of termination due to death or disability, Mr. Maetzold will be eligible to receive immediate vesting of any unvested portion of options outstanding as of the date of termination.
Mr. Stokes. Upon the executive’s termination without cause or resignation for good reason, Mr. Stokes will be eligible to receive (i) continued base salary for six months (net of any amounts earned through consulting arrangements with us following Mr. Stokes’ termination), to be paid in accordance with our normal payroll procedures and less any applicable withholdings, (ii) continued COBRA benefits during such period, and (iii) 24 months’ accelerated vesting of the option granted pursuant to Mr. Stokes’ employment agreement in the event of such termination prior to our undergoing a change of control. In addition, in the event Mr. Stokes’ service is terminated without cause or the executive resigns for good reason within six months following a change of control, Mr. Stokes will be eligible to receive (i) immediate vesting of any unvested portion of the option granted pursuant to his employment agreement, (ii) 12 months of continued base salary (net of any amounts earned through consulting arrangements with us following the his termination), to be paid in accordance with our normal payroll procedures and less any applicable withholdings, and (iii) continued COBRA benefits during such period.
Mr. Juvenal. Upon the executive’s termination without cause or resignation for good reason, Mr. Juvenal will be eligible to receive (i) immediate vesting of unvested stock options outstanding as of the date of termination in the event of such termination prior to our undergoing a change of control. In addition, in the event the Mr. Juvenal’s service is terminated without cause or the executive resigns for good reason following a change of control, then he will be eligible to receive (i) immediate vesting of unvested stock options outstanding as of the date of termination, (ii) 12 months of continued base salary, to be paid in accordance with our normal payroll procedures, (iii) continued COBRA benefits during such period, and (iv) management bonus equal to his most recent management bonus.

Ms. Oelschlager. Upon the executive’s termination without cause or resignation for good reason, Ms. Oelschlager will be eligible to receive (i) continued base salary for six months, to be paid in accordance with our normal payroll procedures and less any applicable withholdings, and (ii) immediate vesting of unvested stock options outstanding as of the date of termination in the event of such termination prior to our undergoing a change of control. In addition, in the event the Ms. Oelschlager’s service is terminated without cause or the executive resigns for good reason following a change of control, then she will be eligible to receive (i) immediate vesting of any unvested portion of the option granted pursuant to her employment agreement, (ii) 12 months of continued base salary, to be paid in accordance with our normal payroll procedures, (iii) continued COBRA benefits during such period, and (iv) management bonus equal to her most recent management bonus.
All severance benefits described above, other than the continued COBRA benefits for Mr. Stokes, are subject to (i) the execution and effectiveness of a release of claims in favor of us and (ii) compliance with the executive’s employment agreement and employee proprietary information agreement.
Each of our named executive officers holds stock options and RSUs under the 2008 Plan, the 2018 Plan and/or the 2019 Plan that were granted subject to the general terms of the applicable equity plan and the form of stock option or RSU agreement, as applicable. A description of (i) the termination and change in control provisions in the 2008 Plan, 2018 Plan and 2019 Plan and (ii) stock options and RSUs granted thereunder is provided below under “Equity Compensation Plan Information—Equity Benefit Plans” and the specific vesting terms of each named executive officer’s stock options and RSUs are described below under “—Outstanding Equity Awards at Fiscal Year End.”

Outstanding Equity Awards at Fiscal Year End
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

		Option awards(1)						Stock awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable(2)	Option Exercise Price(3)		Option Expiration Date	Number of shares or units of stock that have not vested(4)	Market value of shares or units of stock that have not vested(5)
Derek J. Maetzold	5/10/2018	98,441	(7)	—	$2.39		05/09/2028	—	$—
	11/6/2018	15,808		4,700	$2.39		11/11/2028	—	$—
	3/13/2019	45,118		20,509	$3.38		03/12/2029	—	$—
	3/27/2019	20,686		—	$3.72	(6)	03/26/2024	—	$—
	12/13/2019	85,000		85,000	$29.50		12/12/2029	—	$—
	12/10/2020	21,775		65,325	$59.16		12/09/2030	16,087	$689,650
	12/10/2021	—		106,376	$40.52		12/09/2031	61,698	$2,644,993
Frank Stokes	12/4/2017	25,137	(7)	—	$2.39		05/09/2028	—	$—
	3/13/2019	17,739		8,973	$3.38		03/12/2029	—	$—
	12/13/2019	27,500		27,500	$29.50		12/12/2029	—	$—
	12/10/2020	7,750		23,250	$59.16		12/09/2030	6,000	$257,220
	12/10/2021	—		42,550	$40.52		12/09/2031	24,679	$1,057,989
Tobin W. Juvenal	7/21/2017	479		—	$2.36		07/20/2027	—	$—
	5/10/2018	10,135		2,560	$2.39		05/09/2028	—	$—
	3/13/2019	16,919		7,691	$3.38		03/12/2029	—	$—
	12/13/2019	17,500		17,500	$29.50		12/12/2029	—	$—
	8/4/2020	10,000		20,000	$41.36		08/03/2030	—	$—
	12/10/2020	7,250		21,750	$59.16		12/09/2030	5,250	$225,068
	12/10/2021	—		42,550	$40.52		12/09/2031	24,679	$1,057,989
Kristen Oelschlager, R.N.	7/21/2017	1,197		—	$2.36		07/20/2027	—	$—
	5/10/2018	4,614		2,564	$2.39		05/09/2028	—	$—
	11/6/2018	1,538		1,880	$2.39		11/11/2028	—	$—
	3/13/2019	16,919		7,691	$3.38		03/12/2029	—	$—
	12/13/2019	17,500		17,500	$29.50		12/12/2029	—	$—
	8/4/2020	10,000		20,000	$41.36		08/03/2030	—	$—
	12/10/2020	7,250		21,750	$59.16		12/09/2030	5,250	$225,068
	12/10/2021	—		42,550	$40.52		12/09/2031	24,679	$1,057,989
_______________________________________________________
(1)All of the option awards were granted under either the 2008 Plan, the 2018 Plan or the 2019 Plan and all of the stock awards were granted under the 2019 Plan, the terms of which are described below under “—Equity Benefit Plans.”
(2)Except for the options to purchase 20,686 shares of common stock granted to Mr. Maetzold with a vesting commencement date of March 13, 2019, which were fully vested upon issuance, each option award vests as follows: 25% of the shares subject to the option vest on the first anniversary of the vesting commencement date, and the balance of the shares vest in equal monthly installments thereafter over the next 36 months, provided in each case that the holder is then providing services to us in accordance with the terms of the 2008 Plan, the 2018 Plan or the 2019 Plan, as applicable. Certain option awards are subject to acceleration, as described above under “—Potential Payments and Benefits upon Termination of Change in Control.”
(3)Unless otherwise indicated, all of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. Prior to the IPO, the fair market value of our common stock was determined in good faith by our board of directors. Following the IPO, the fair market value of our common stock is the closing selling price per share of our common stock as reported on the Nasdaq Global Market on the date of grant or other relevant determination date.

(4)This column consists of RSUs, which vest in four equal annual installments, with the first installment vesting on the first anniversary of the vesting commencement date.
(5)Calculated using a price of $42.87 per share, which was the closing price of our common stock as reported on the Nasdaq Global Market as of December 31, 2021.
(6)The fair market value of one share of our common stock on the date of grant, as determined in good faith by our board of directors, was $3.38. On the date of grant, Mr. Maetzold owned more than 10% of the voting power of all classes of our stock. Pursuant to the 2018 Plan, the exercise price per share for the incentive stock option award granted to Mr. Maetzold on March 27, 2019, is $3.72, which represents 110% of the fair market value of one share of our common stock on the date of grant.
(7)The option is exercisable immediately, in whole or in part, conditioned upon the named executive officer’s entering into a restricted stock purchase agreement with respect to any unvested shares. The shares subject to the option vest and/or are released from the Company’s repurchase option, as to 1/4th of the shares subject to the option on the first anniversary of the vesting commencement date, and thereafter as to 1/48th of the shares subject to such option on each monthly anniversary of the vesting commencement date, such that all shares will be vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.
We did not engage in any repricing or other modifications or cancellations to any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2021.
Perquisites, Health, Welfare and Retirement Benefits
Our named executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, vision, group term life, disability, employee assistance, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “—401(k) Plan.”
We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do reimburse Mr. Stokes for certain expenses relating to his travel from his home in Charlotte, North Carolina to our offices in Friendswood, Texas. We pay a portion of the premiums for medical, dental, vision, group term life, disability, employee assistance and accidental death and dismemberment insurance for all of our employees who work at least 30 hours per week, including our named executive officers. Our board of directors may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests and in the best interests of our stockholders.
401(k) Plan
We maintain a defined contribution employee retirement plan (“401(k) plan”), for our employees. Our executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) under the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $19,500 for calendar year 2021. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2021 was up to an additional $6,500 above the statutory limit. For the year ended December 31, 2021, we made matching contributions into the 401(k) plan on behalf of participants in an amount equal to 100% of up to 6% of eligible compensation contributed to the 401(k) plan, subject to statutory limits. For calendar year 2021, the maximum matching contribution for a participant in the 401(k) plan was $17,400. Matching contributions vest immediately. Participant contributions are held and invested, pursuant to the participant’s instructions, by the 401(k) plan’s trustee.
Nonqualified Deferred Compensation
We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our board of directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

DIRECTOR COMPENSATION
The following table sets forth in summary form information concerning the compensation that was earned by each of our non-employee directors during the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)(6)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Total ($)
Mara G. Aspinall	70,000	59,113	140,023	269,136
Daniel M. Bradbury	80,000	59,113	140,023	279,136
Kimberlee S. Caple(3)	34,449	88,176	214,385	337,010
G. Bradley Cole	77,500	59,113	140,023	276,636
Joseph C. Cook III(4)	19,516	—	—	19,516
Ellen Goldberg(3)	33,474	88,176	214,385	336,035
Miles D. Harrison	65,423	59,113	140,023	264,559
David Kabakoff, Ph.D.(4)	35,806	—	—	35,806
Tiffany P. Olson(3)(5)	45,316	79,979	195,349	320,644
_______________________________________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option and RSU awards granted in 2021 computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are described in Note 14 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The amounts reported in this column reflect the accounting value of these awards and do not correspond to the actual economic value that ultimately may be realized by our non-employee directors. See footnotes 3 and 4 below for additional information with respect to the option and RSU awards made to Ms. Caple, Ms. Goldberg, Ms. Olson, Mr. Cook and Mr. Kabakoff in 2021.
(2)As of December 31, 2021, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Ms. Aspinall, 43,392, Mr. Bradbury, 42,274, Ms. Caple, 5,365, Mr. Cole, 67,022, Ms. Goldberg, 5,365, Mr. Harrison, 27,379, and Ms. Olson, 5,936.
(3)Each of the option and RSU awards for Ms. Caple, Ms. Goldberg and Ms. Olson were granted in connection with their appointment to the board of directors on July 14, 2021 (for Ms. Caple and Ms. Goldberg) and May 8, 2021 (for Ms. Olson).
(4)Mr. Cook and Mr. Kabakoff resigned from the board of directors effective May 8, 2021, and August 5, 2021, respectively. Although Mr. Kabakoff received an annual option award during the year ended December 31, 2021, he forfeited this entire award upon his resignation. Mr. Kabakoff also forfeited the unvested portions of his outstanding option awards upon his resignation. In connection with Mr. Cook’s resignation, we entered into an agreement with him (the “Cook Consulting Agreement”) to provide certain consulting services to us. The Cook Consulting Agreement terminated on December 31, 2021, in accordance with its terms. The sole consideration to Mr. Cook under the Cook Consulting Agreement was the continued vesting of his unvested stock options in accordance with their existing vesting provisions. Upon termination of the Cook Consulting Agreement, Mr. Cook forfeited the unvested portions of his outstanding option awards.
(5)Pursuant to Castle’s Non-Employee Director Compensation Policy, as amended May 7, 2021, a director must have been appointed to the board of directors prior to the first board meeting of the Company’s first fiscal quarter to have been eligible for 2021 annual grants, and therefore Ms. Olson did not receive an annual grant in 2021.
(6)Includes $10,000 of compensation for each of Ms. Aspinall, Ms. Caple, Mr. Cole, Ms. Goldberg, Mr. Harrison and Ms. Olson for service on the AltheaDx Transaction Committee (as defined in the section titled “Transactions with Related Persons and Indemnifications”).
Mr. Maetzold, our President and Chief Executive Officer, is also a member of our board of directors but did not receive any additional compensation for his service as a director. See the section titled “Executive Compensation—Narrative Disclosure to Summary Compensation Table” above for more information regarding the compensation earned by Mr. Maetzold.
We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy that is applicable to each member of our board of directors who is not also serving as an employee or consultant.
Upon recommendation of the Compensation Committee, our board of directors approved an amendment to our non-employee director compensation policy that provided for the following compensation for service on our board of directors, effective April 1, 2020:
•an annual cash retainer to $40,000;

•an additional annual cash retainer of $40,000 for service as chairperson of the board of directors;
•an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (committee chairs will not receive this retainer in addition to the committee chair service retainer);
•an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as chairperson of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•an initial option grant to purchase 16,000 shares of our common stock on the date of each such non-employee director’s appointment to our board of directors, one-third of the shares vesting on the one-year anniversary of the Vesting Commencement Date (as defined below) and the remaining shares vesting in equal monthly installments over the next two years. The “Vesting Commencement Date” means the 15th day of the month in which the initial option grant was granted, provided that if the initial option grant was granted after the 15th day of a month, the Vesting Commencement Date shall be the 1st day of the month immediately following the month in which the initial option grant was granted; and
•an annual option grant to purchase 8,000 shares of our common stock on the date of each of our annual stockholder meetings, vesting one year following the grant date.
Upon the recommendation of the Compensation Committee, our board of directors approved a second amendment to our non-employee director compensation policy. Effective January 28, 2021, our non-employee director compensation policy was amended such that the initial grant for new directors consists of both options to purchase shares of common stock and RSUs having an aggregate value of $350,000. Following the amendment, the total number of shares subject to the initial grant is now calculated as the number of stock option equivalent shares equal to the aggregate value of the initial grants, based on a Black-Scholes valuation methodology using an assumed stock price equal to the average of the closing prices of the Company’s common stock for each trading day within the 30 calendar days prior to the grant date. The total number of total stock option equivalent shares is then allocated as follows: (i) 67% to the grant of stock options and (ii) 33%, divided by two, to the grant of RSUs, in each case subject to certain rounding conventions. For stock option grants, one-third of the underlying shares will vest one year from the date of grant, with the remainder vesting in equal monthly installments over the remaining two-year period. For RSU grants, shares vest in a series of three successive equal annual installments over the three-year period measured from the date of grant.
The second amendment also amended the annual grants to consist of both options to purchase shares of common stock and RSUs having an aggregate value of $175,000. Following the amendment, the total number of shares subject to the annual grant is now calculated as the number of stock option equivalent shares equal to the aggregate value of the annual grants, based on a Black-Scholes valuation methodology and assumed stock price equal to the average of the closing prices of the Company’s common stock for each trading day within the 30 calendar days prior to the grant date. The total number of stock option equivalent shares is then allocated as follows: (i) 67% to the grant of stock options and (ii) 33%, divided by two, to the annual grant of RSUs, in each subject to certain rounding conventions. The shares subject to the annual grant through both stock options and RSUs will vest in full on the one-year anniversary of the date of grant.
Upon the recommendation of the Compensation Committee, our board of directors approved a third amendment to our non-employee director compensation policy, effective May 7, 2021, which provided that any non-employee director who was not appointed to the board of directors prior to the first board meeting of the Company’s first fiscal quarter shall not receive an annual grant for that year.
Upon the recommendation of the Compensation Committee, our board of directors approved a fourth amendment to our non-employee director compensation policy, effective January 24, 2022, which amended our non-employee director compensation policy to increase both the annual cash retainer for service on our board of directors and the additional annual cash retainer for service as chairperson of the board of directors from $40,000 to $42,000. The aggregate value of annual grants was increased from $175,000 to $200,000, and the eligibility of non-employee directors appointed to the board of directors following the first board meeting of the Company’s first fiscal quarter to receive an annual grant for that year was reinstated. Lastly, the fourth amendment revised the allocation of the annual grant as follows: (i) 50% to the grant of stock options and (ii) 50%, divided by two, to the grant of RSUs, in each case subject to certain rounding conventions.
Each of the option or RSU grants described above will be granted under the 2019 Plan, the terms of which are described in more detail below under “— Equity Benefit Plans — 2019 Equity Incentive Plan.” Each such option or RSU grant will vest and, in the case of options, become exercisable, subject to the director’s continuous service to us, provided that each option or RSU will vest in full upon a change in control (as defined in the 2019 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2019 Plan, provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be three months from the date of termination. An eligible director may decline all or any portion of his or her compensation by giving notice to us prior to the date cash may be paid or equity awards are to be granted, as the case may be.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2)	Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by security holders(1)	4,636,862	$34.75	686,207
Equity compensation plans not approved by security holders	—	—	—
Total	4,636,862	$34.75	686,207
_______________________________________________________
(1)Consists of the 2008 Plan, the 2018 Plan, the 2019 Plan and the Castle Biosciences, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”).
(2)Consists of outstanding options to purchase 3,586,688 shares of common stock and 1,050,174 outstanding RSUs. Excludes purchase rights accruing under the ESPP. Shares reserved for issuance under the ESPP are included in column (c).
(3)The weighted-average exercise price excludes 1,050,174 outstanding RSUs.
(4)Includes 46,741 shares available for issuance under the 2019 Plan and 639,466 shares available for purchase under the ESPP. Excludes automatic increases of 1,268,926 shares and 253,785 shares for the 2019 Plan and the ESPP, respectively, that became effective January 1, 2022, pursuant to “evergreen” provisions in the 2019 Plan and the ESPP. On February 28, 2022, 42,332 shares of common stock were purchased under the ESPP.
Equity Benefit Plans
The principal features of our equity plans are summarized below.
2019 Equity Incentive Plan
Our board of directors adopted, and our stockholders approved, the 2019 Plan in July 2019. The 2019 Plan became effective in July 2019 in connection with the IPO. The 2019 Plan is a successor to and continuation of the 2018 Plan. No further grants will be made under the 2018 Plan.
Stock Awards. The 2019 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code, to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, RSU awards, performance stock awards, performance cash awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.
Authorized Shares. Initially, the maximum number of shares of our common stock that may be issued under the 2019 Plan will be 3,907,776 shares, which is the sum of (1) 1,931,020 new shares, plus (2) the number of shares (not to exceed 1,976,756 shares) (i) that remained available for the issuance of awards under the 2018 Plan at the time the 2019 Plan became effective, and (ii) any shares subject to outstanding stock options or other stock awards that were granted under the 2008 Plan and the 2018 Plan that terminate or expire prior to exercise or settlement; are forfeited because of the failure to vest or otherwise return to us; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price. In addition, the number of shares of our common stock reserved for issuance under the 2019 Plan will automatically increase on January 1 of each calendar year, starting on January 1, 2020 through January 1, 2029, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the calendar year before the date of each automatic increase, or a lesser number of shares determined by our board of directors. To date, pursuant to this automatic increase provision, an additional 3,366,095 shares have been authorized for future issuance under the 2019 Plan. The maximum number of shares of our common stock that may be issued on the exercise of ISOs under the 2019 Plan is 11,723,328.
Shares subject to stock awards granted under the 2019 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2019 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us for any reason, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2019 Plan. Any shares reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2019 Plan.
The maximum number of shares of common stock subject to stock awards granted under the 2019 Plan or otherwise during a single calendar year to any non-employee director, taken together with any cash fees paid by the Castle to such non-employee director during such calendar year for service on the board of directors, will not exceed $350,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the board of directors, $550,000.
Plan Administration. Our board of directors, or a duly authorized committee of our board of directors, administers the 2019 Plan and is referred to as the “plan administrator” herein. Our board of directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2019 Plan, our board of directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under the 2019 Plan, the board of directors also generally has the authority to effect, with the consent of any adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding award, (B) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration, or (C) any other action that is treated as a repricing under generally accepted accounting principles.
Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2019 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the 2019 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, or (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer in each case, (i) an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument and (ii) an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards. RSU awards are granted under RSU award agreements adopted by the plan administrator. RSU awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. An RSU award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the RSU award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU award. Except as otherwise provided in the applicable award agreement, RSU awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
The plan administrator determines the term of stock appreciation rights granted under the 2019 Plan, up to a maximum of ten years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards. The 2019 Plan permits the grant of performance-based stock and cash awards. Our compensation committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.
The performance goals that may be selected include one or more of the following: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) or strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third-party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by the board of directors.
The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our board of directors is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting us, or our financial statements in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the board of director’s assessment of our business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the board of directors is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the board of directors is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the board of directors.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2019 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions. The 2019 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:
•arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;
•arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;
•accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or
•make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.
The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.
Under the 2019 Plan, a corporate transaction is generally the consummation of: (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or other disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control. In the event of a change in control, the plan administrator may take any of the above-mentioned actions. Awards granted under the 2019 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur. Under the 2019 Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, (4) a complete dissolution or liquidation of us or (5) when a majority of our board of directors becomes comprised of individuals who were not serving on our board of directors on July 24, 2019 (the date of the underwriting agreement related to the IPO), or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.
Plan Amendment or Termination. Our board of directors has the authority to amend, suspend, or terminate the 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the earlier of (A) the date our board of directors adopts the 2019 Plan or (B) the date the 2019 Plan is approved by our stockholders. No stock awards may be granted under the 2019 Plan while it is suspended or after it is terminated.
2018 Equity Incentive Plan
Our board of directors adopted the 2018 Plan in August 2018 and our stockholders approved the 2018 Plan in October 2018. Any shares remaining available for issuance under the 2018 Plan became available for issuance under the 2019 Plan at the time the 2019 Plan became effective. No further awards were granted under the 2018 Plan upon the effective date of the 2019 Plan.
Stock Awards. The 2018 Plan provides for the grant of ISOs within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock awards, RSU awards and other stock awards to employees, directors and consultants, including employees and consultants of our affiliates. We only granted stock options under the 2018 Plan.
Authorized Shares. Subject to certain capitalization adjustments, the aggregate number of shares of common stock that may be issued pursuant to stock awards under the 2018 Plan, as amended, may not exceed a maximum of 699,928 shares, or the 2018 Plan’s share reserve, which number is the sum of (i) 555,050 new shares plus (ii) 144,878 shares subject to the 2008 Plan’s share reserve as of the effective date of the 2018 Plan. The 2018 Plan’s share reserve may be increased by up to 1,562,458 shares, which is equal to the number of shares that were subject to outstanding stock awards under the 2008 Plan as of the effective date of the 2018 Plan, that expire or terminate for any reason, are forfeited or otherwise return to us or are reacquired, withheld or not issued to satisfy a tax withholding obligation or to satisfy the exercise or purchase price of a stock award, as such shares become available from time to time. The maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2018 Plan is 4,235,018 shares.
Shares subject to stock awards granted under the 2018 Plan that expire or terminate without all of the shares covered by such stock award having been issued or that are settled in cash rather than in shares do not reduce the number of shares available for issuance under the 2018 Plan. Additionally, if any shares issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us for any reason, including because of the failure to meet a contingency or condition required to vest, then the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the 2018 Plan. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.
Plan Administration. Our board of directors, or a duly authorized committee of our board of directors, will administer the 2018 Plan and is referred to as the “plan administrator” herein. The plan administrator may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2018 Plan, the plan administrator has the authority to determine award recipients, dates of grant, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of their exercisability and the vesting schedule applicable to a stock award.
Under the 2018 Plan, the plan administrator also generally has the authority to effect, with the consent of any adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding award; (2) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.
Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2018 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the 2018 Plan, up to a maximum of 10 years. If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or if the sale of common stock received upon exercise would violate our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service.
In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, (5) a deferred payment arrangement or (6) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer in each case, (1) an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument and (2) an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate and proportionate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2018 Plan, (2) the class and maximum number of shares that may be issued on the exercise of ISOs and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Transactions. The 2018 Plan provides that in the event of a corporate transaction or a change in control, each outstanding stock award shall be treated as the plan administrator determines, including, without limitation, that each stock award may be assumed, continued or a similar award substituted for such stock award by the surviving or acquiring corporation (or its parent). Notwithstanding the foregoing, in the event of a change in control in which the surviving or acquiring corporation (or its parent) does not assume, continue or substitute for such outstanding stock awards, then the vesting and exercisability of such stock awards shall accelerate in full. In addition, the plan administrator shall notify the participant that the stock award shall be fully vested and exercisable for a specified period of time, and any such award shall terminate upon the expiration of such period for no consideration, unless otherwise determined by the plan administrator.
The plan administrator is not obligated to treat all stock awards similarly in the transaction.
In addition, a stock award under the 2018 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement or other written agreement between us and the participant, but in the absence of such provision, no such acceleration will automatically occur, except as described above.
Under the 2018 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or other disposition of more than 50% of our outstanding securities, (3) a merger, consolidation or similar transaction where we do not survive the transaction or (4) a merger, consolidation or similar transaction where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.
Under the 2018 Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a consummated merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a complete dissolution or liquidation of us, (4) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction or (5) when a majority of our board of directors becomes comprised of individuals who were not serving on our board of directors on the date the 2018 Plan was adopted, or the incumbent board, or whose nomination, appointment or election was not approved by a majority of the incumbent board still in office.
Plan Amendment or Termination. Our board of directors has the authority to amend, suspend, or terminate the 2018 Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. Unless terminated sooner, the 2018 Plan will automatically terminate on August 14, 2028. No stock awards may be granted under the 2018 Plan while it is suspended or after it is terminated.

2008 Stock Plan
Our board of directors adopted the 2008 Plan in September 2008 and our stockholders approved the 2008 Plan in September 2008. The 2008 Plan was further amended by our board of directors and stockholders, most recently in May 2017. No further awards were granted upon the effective date of the 2018 Plan.
Stock Awards. The 2008 Plan provides for the grant of ISOs within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of NSOs and restricted stock awards to employees, directors and consultants, including employees and consultants of our affiliates.
Authorized Shares. Shares are no longer available for the grant of stock awards under the 2008 Plan. However, if a stock award granted under the 2008 Plan expires or terminates, is forfeited or otherwise returns to us or is reacquired, withheld or not issued to satisfy a tax withholding obligation or to satisfy the exercise or purchase price of a stock award, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2019 Plan.
Plan Administration. Our board of directors, or a committee appointed by our board of directors, has the authority to administer the 2008 Plan and is referred to as the “plan administrator” herein. Under the 2008 Plan, the plan administrator has the authority to determine award recipients, dates of grant, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of their exercisability and the vesting schedule applicable to a stock award.
Under the 2008 Plan, the plan administrator also generally has the authority to institute an exchange program under which (i) outstanding options are surrendered or cancelled in exchange for options and/or cash and/or (ii) the exercise price of an outstanding option is reduced.
Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2008 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2008 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the 2008 Plan, up to a maximum of ten years. If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability or death, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, (2) check, (3) promissory note, (4) delivery of other shares, (5) a cashless exercise program, (6) such other consideration permitted by applicable laws or (7) any combination of the foregoing.
Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, adjustments will be made to the number and class of shares that may be delivered under the 2008 Plan and/or the number, class, and price of shares covered by each outstanding award.
Transactions. The 2008 Plan provides that in the event of a merger or a change in control, each outstanding stock award shall be treated as the plan administrator determines, including, without limitation, that each stock award may be assumed or a similar award substituted for such stock award by the successor corporation (or its parent). Notwithstanding the foregoing, in the event of a change in control in which the successor corporation (or its parent) does not assume or substitute for such outstanding stock awards, then the vesting and exercisability of such stock awards shall accelerate in full. In addition, the plan administrator shall notify the participant that the stock award shall be fully vested and exercisable for a specified period of time, and any such award shall terminate upon the expiration of such period for no consideration, unless otherwise determined by the plan administrator. The plan administrator is not obligated to treat all stock awards similarly in the transaction.
Under the 2008 Plan, a change in control generally means the occurrence of any of the following: (1) the acquisition by any person or group of more than 50% of the total voting power of our stock; (2) a majority of members of the board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or (3) any person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions.
2019 Employee Stock Purchase Plan
Our board of directors adopted, and our stockholders approved, the ESPP in July 2019. The ESPP became effective in July 2019 in connection with the IPO. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees.
Share Reserve. The ESPP authorizes the issuance of 411,935 shares of our common stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2020 through January 1, 2029, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on the last day of the calendar year before the date of the automatic increase and (2) 411,935 shares; provided that before the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2). To date, pursuant to this automatic increase provision, an additional 673,218 shares have been authorized for future issuance under the ESPP.
Administration. Our board of directors, or a committee of our board of directors, will administer the ESPP. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.
Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP. Unless otherwise determined by our board of directors, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.
Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our board of directors, including: (1) being customarily employed for more than 20 hours per week, (2) being customarily employed for more than five months per calendar year or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each calendar year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code.
Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the board of directors will make appropriate adjustments to: (1) the class(es) and maximum number of shares reserved under the ESPP, (2) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (3) the class(es) and number of shares subject to and purchase price applicable to outstanding offerings and purchase rights and (4) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.
Corporate Transactions. In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately.

Under the ESPP, a corporate transaction is generally the consummation of: (1) a sale or other disposition of all or substantially all of our assets; (2) the sale or other disposition of more than 50% of our outstanding securities; (3) a merger or consolidation where we do not survive the transaction; and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.
ESPP Amendment or Termination. Our board of directors has the authority to amend or terminate the ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to the ESPP as required by applicable law or listing requirements.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATIONS
Related Person Transactions Policy and Procedures
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our board of directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or another independent body of our board of directors takes into account the relevant available facts and circumstances including, but not limited to:

•the risks, costs and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
Certain Related Person Transactions
The following includes a summary of transactions since January 1, 2020 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”

Employment of Immediate Family Members of Executive Officers
Three of Derek J. Maetzold’s children, John Maetzold, Emily Kirk and Peter Maetzold, and his brother-in-law, Greg Holzapfel, are employed by the Company in non-officer positions. For the year ended December 31, 2021, John Maetzold, Emily Kirk, Peter Maetzold and Greg Holzapfel received aggregate compensation of $982,604, $688,109, $597,814 and $389,313, respectively, of which $628,068, $460,884, $406,857 and $226,844, respectively, represents the aggregate grant date fair value of option awards and stock awards. For the year ended December 31, 2020, John Maetzold, Emily Kirk and Peter Maetzold received aggregate compensation of $611,097, $312,241 and $263,743, respectively, of which $340,790, $116,572 and $116,572, respectively, represents the aggregate grant date fair value of option awards and stock awards. Greg Holzapfel was hired during 2021.
Included in the aggregate grant date fair value of option awards and stock awards for the year ended December 31, 2021 for John Maetzold, Emily Kirk and Peter Maetzold are $453,062, $343,376 and $332,341, respectively, of compensation related to RSUs granted on October 1, 2021 as approved by the Audit Committee, at the recommendation of our Compensation Committee, which we determined to be outside the ordinary course of business. Under the Code, those owning more than a specified percentage of a company’s stock are not eligible to receive certain preferential tax benefits that are afforded to qualifying stock compensation arrangements. In determining eligibility under the Code, when calculating the number of shares of common stock owned, an individual must attribute all shares owned by specified family members. Because of the stock ownership of Derek J. Maetzold and this attribution requirement, his three children have not been eligible to participate in the ESPP and, at times, have not qualified to receive stock option grants on terms as favorable as those received by other similar employees. Our Compensation Committee recommended, and our Audit Committee approved, a one-time grant with immediate vesting of RSUs designed to compensate the three children for these differences.
Tobin W. Juvenal’s son, Ryan Juvenal, is employed by the Company in a non-officer position. For the years ended December 31, 2021, and 2020, Ryan Juvenal received aggregate compensation of $580,126 and $424,766, respectively, of which $278,531 and $116,572, respectively represents the aggregate grant date fair value of option awards and stock awards.
Kristen M. Oelschlager’s two children, Allysa Topel and Shelby Oelschlager, and son-in-law, Joshua Albers, are employed by the Company in non-officer positions. For the year ended December 31, 2021, Allysa Topel, Shelby Oelschlager, Joshua Albers received aggregate compensation of $215,432, $168,309, and $331,785, respectively, of which $74,516, $94,718 and $117,508, respectively, represents the aggregate grant date fair value of option awards and stock awards. For the year ended December 31, 2020, Allysa Topel and Joshua Albers received aggregate compensation of $337,110 and $344,038, respectively, of which $208,518 and $183,642, respectively, represents the aggregate grant date fair value of option awards and stock awards. Shelby Oelschlager was hired during 2021.
These amounts of compensation were calculated using the same methodology as used in the Summary Compensation Table in the section titled “Executive Compensation.” Each of the foregoing transactions were reviewed and approved by our Audit Committee in accordance with Rule 5630(a) of the Nasdaq listing rules.
Stock Options and RSUs Granted to Executive Officers and Directors
We have granted stock options and RSUs to our executive officers and directors, as more fully described in the sections titled “Executive Compensation” and “Director Compensation.”
AltheaDx Merger Agreement
On April 4, 2022, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire AltheaDx, Inc. (“AltheaDx”), a commercial-stage molecular diagnostics company specializing in the field of pharmacogenomics (“PGx”).
Upon the closing of the merger, which is expected to occur in the second quarter of 2022, subject to the satisfaction of customary closing conditions, Castle will pay $65.0 million in initial consideration to AltheaDx security holders, consisting of $32.5 million in cash and $32.5 million in Castle common stock, subject to a limit on the number of shares of Castle common stock issuable as initial consideration equal to 4.99% of our outstanding common stock, measured on the date of the potential consummation of the merger. Further, up to an additional $75.0 million in cash and Castle common stock will be payable in connection with the achievement of certain milestones based on 2022, 2023 and 2024 performance and expanded Medicare coverage for IDgenetix, AltheaDx’s PGx test for depression and anxiety.
Castle’s entry into the Merger Agreement was approved by our board of directors based upon the unanimous recommendation of a special transaction committee (the “AltheaDx Transaction Committee”) formed on October 4, 2021 and consisting of Ms. Aspinall, Ms. Caple, Mr. Cole, Ms. Goldberg, Mr. Harrison and Ms. Olson, each of whom are independent and disinterested directors without any financial interest in AltheaDx or any conflict of interest with respect to the merger. Our board of directors delegated the authority to the AltheaDx Transaction Committee to evaluate the merger, oversee the due diligence process and negotiations of the Merger Agreement and ultimately recommend to our board of directors Castle’s entry into the Merger Agreement.
Derek J. Maetzold, our President and Chief Executive Officer, and a member of our board of directors, and Daniel M. Bradbury, the Chairperson of our board of directors, each serve on the board of directors of AltheaDx. Further, each of the following individuals is a direct or indirect beneficial owner of AltheaDx securities and will be eligible to receive the following approximate aggregate amounts of consideration if the Merger is consummated: Mr. Bradbury ($4,940,471); Mr. Maetzold ($1,807,109); Thomas Sullivan ($271,066), John Maetzold ($72,282) and Peter Maetzold ($45,176), immediate family members of Mr. Maetzold; Frank Stokes, the Company’s Chief Financial Officer ($90,354); Tobin W. Juvenal, the Company’s Chief Commercial Officer ($180,710); Kristen Oelschlager, the Company’s Chief Operating Officer ($542,133); and Joshua Albers ($45,176) and Allysa Topel ($18,069), immediate family members of Ms. Oelschlager. The foregoing amounts are based on an estimate of the cash, indebtedness, transaction expenses and working capital purchase price adjustments as of the date of the Merger Agreement, and the closing of the Merger, which is subject to the satisfaction or waiver of customary conditions, and may not represent the actual amounts ultimately received by the foregoing individuals as consideration in the Merger Agreement. Assuming that all milestone payments under the Merger Agreement are paid at the maximum level, each of the individuals will receive the following approximate amounts of additional consideration: Mr. Bradbury ($5,716,868), Mr. Maetzold ($2,534,936), Thomas Sullivan ($369,877), John Maetzold ($98,631), Peter Maetzold ($61,644), Frank Stokes ($123,291), Tobin W. Juvenal ($246,584), Kristen Oelschlager ($739,755), Joshua Albers ($61,644) and Allysa Topel ($24,656).
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
For this meeting, a number of brokers with account holders who are Castle stockholders will be “householding” the Company’s proxy materials. A single set of meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability Proxy Materials, please notify your broker or Castle. Direct your written request to Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary or call us at (866) 788-9007. If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker or other organization that holds your shares to request information about eliminating duplicate mailings.

ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and this Proxy Statement are available free of charge on our website at www.CastleBiosciences.com on the “Investors” page by selecting “Financials and Filings” and then “SEC Filings.” Additionally, these materials are available free of charge on the SEC’s website at www.sec.gov. We will furnish without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to any stockholder upon written request. Written requests should be sent to Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Investor Relations.

OTHER MATTERS
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Derek J. Maetzold
President and Chief Executive Officer
April 21, 2022

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D79240-P72604 ! ! ! For All Withhold All For All Except For Against Abstain !! ! !! ! !! C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 Please indicate if you plan to attend this meeting. 2. To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. Approval of, on an advisory basis, our executive compensation. 4. Approval of, on an advisory basis, the frequency of the advisory approval of our executive compensation. Nominees: 01) Kimberlee S. Caple 02) G. Bradley Cole 03) Derek J. Maetzold 1. The election of three Class III directors to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified. CASTLE BIOSCIENCES, INC. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposals 2 and 3: The Board of Directors recommends you vote 1 YEAR on the following proposal: NOTE: The proxies may vote in their discretion upon any other business that may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. This section must be completed for your Instructions to be executed. Yes No ! !!! 3 Years1 Year 2 Years Abstain Instructions: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

D79241-P72604 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Annual Meeting of Stockholders June 2, 2022, 11:00 a.m. (Local Time) San Luis Resort, Spa and Conference Center 5222 Seawall Boulevard, Galveston, Texas 77551 Proxy – Castle Biosciences, Inc. This Proxy is Solicited on Behalf of the Board of Directors Annual Meeting of Stockholders Thursday, June 2, 2022, 11:00 a.m. (Local Time) The stockholder(s) hereby appoint(s) Derek J. Maetzold and Frank Stokes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CASTLE BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. (Local Time) on Thursday, June 2, 2022, at the San Luis Resort, Spa and Conference Center, 5222 Seawall Boulevard, Galveston, Texas 77551, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" each of the director nominees listed in proposal 1, "FOR" proposal 2, "FOR" proposal 3 and for "1 YEAR" in proposal 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Please email your address changes or comments to: IR@castlebiosciences.com. Continued and to be signed on reverse side